Exhibit 21.1

LIST OF SUBSIDIARIES

OF

NV5 GLOBAL, INC.*

Name of Subsidiary	State or other Jurisdiction of Incorporation or Organization	Parent	Names under which such Subsidiaries Do Business
NV5 Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, Inc.	California	NV5 Global, Inc.	NV5 Nolte Associates Nolte Vertical Five Consilium Partners Dunn Environmental Owner’s Representative Services Zollinger Buric Buric Global

NV5 West, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Testing Engineers Southwest Vertical V Testing Engineers BTC Vertical V BTC Labs Vertical V Testing Engineers Vertical V

NV5, Inc. ,	Delaware	NV5 Holdings, Inc.	NV5 Vertical V – Southeast, NV5 Structures NV5 KACO, KACO Kaderabek Company PHA, Air Quality Consulting

NV5 Northeast, Inc.	Delaware	NV5 Holdings, Inc.	NV5, Vertical V – Northeast

NV5, LLC.	North Carolina	NV5 Global, Inc.	NV5, AK Environmental

NV5 Consultants, Inc.	Massachusetts	NV5 Global, Inc.	NV5, Joslin Lesser & Associates

Richard J. Mendoza, Inc.	California	NV5 Global, Inc.	NV5, Mendoza & Associates

NV5, Inc.	New Jersey	NV5 Global, Inc.	NV5, RBA The RBA Group - New York, The RBA Group of Connecticut, The RBA Group Architecture

Sebesta, Inc.	Minnesota	NV5 Global, Inc.	NV5, Sebesta Sebesta East, SEDC Engineering
Dade Moeller and Associates, Inc.	North Carolina	NV5 Global, Inc.	NV5, Dade Moeller

J.B.A. Consulting Engineers, Inc.	Nevada	NV5 Global, Inc.	NV5, JBA JBA Consulting Engineers (Asia, Macau, Shanghai) Limited

JBA Consulting Engineers (Asia) Limited	Hong Kong	J.B.A. Consulting Engineers, Inc.

JBA Consulting Engineers Shanghai Limited		J.B.A. Consulting Engineers, Inc

JBA Consulting Engineers (Asia) Limited	Macau	J.B.A. Consulting Engineers, Inc

JBA Consulting Engineers Vietnam Limited Company	Vietnam	JBA Consulting Engineers (Asia) Limited

Hanna Engineering, Inc.	California	NV5 Global, Inc.	NV5, The Hanna Group

CivilSource, Inc.	California	NV5 Global, Inc.	NV5, CivilSource

*

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NV5 Global, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.